Exhibit 3.234

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PENNSYLVANIA HOSPITAL COMPANY, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWELFTH DAY OF MAY, A.D. 2003, AT 6:41 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWELFTH DAY OF NOVEMBER, A.D. 2003, AT 10:09 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 2007, AT 12:13 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PENNSYLVANIA HOSPITAL COMPANY, LLC”.

3657509 8100H 111142016	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9120134 DATE: 10–27–11

State of Delaware - Division of Corporations
FAX	DOCUMENT FILING SHEET

XXXXX XXXXX
Priority 1 (One hr)	Priority 2 (Two Hr.)	Priority 3 (Same Day)	Priority 4 (24 Hour)	Priority 5 (Must Approval)	Priority 6 (Reg. Approval)	Priority 7 (Reg. Work)

DATE SUBMITTED	05/12/03

REQUESTOR NAME	National Registered Agents, Inc.	FILE DATE	05/12/03

ADDRESS	9 E. Loockerman Street, #1B	FILE TIME

Dover, DE 19901

ATTN	Jody Harrington REF. CHARLIE/67

PHONE	(302) 674-4089

NAME of COMPANY/ENTITY	PENNSYLVANIA HOSPITAL COMPANY, LLC

030307228	NEW	9216365
SRV NUMBER	FILE NUMBER	FILER’S NUMBER	RESERVATION NO.

TYPE OF DOCUMENT	FORMATION	DOCUMENT CODE	0102

CHANGE of NAME	CHANGE of AGENT/OFFICE	CHANGE OF STOCK

CORPORATIONS

FRANCHISE TAX	YEAR	$

FILING FEE TAX		$

RECEIVING & INDEXING		$

CERTIFIED COPIES	NO. 1	$

SPECIAL SERVICES		$

KENT COUNTY RECORDER		$

NEW CASTLE COUNTY RECORDER		$

SUSSEX COUNTY RECORDER		$

	TOTAL	$

METHOD of RETURN

MESSENGER/PICKUP
FED. EXPRESS Acct.#
REGULAR MAIL
FAX No.
X	OTHER Remote Print

COMMENTS/FILING INSTRUCTIONS

CREDIT CARD CHARGES

You have my authorization to charge my credit card for this service:

- - - Exp. Date

Signature	Printed Name

AGENT USE ONLY

INSTRUCTIONS

1.	Fully shade in the required Priority square using a dark pencil or marker, staying within the square.

2.	Each request must be submitted as a separate item, with its own Filing as the FIRST PAGE.

State of Delaware Secretary of State Division of Corporations Delivered 06:41 PM 05/12/2003 FILED 06:41 PM 05/12/2003 SRV 030307228 – 3657509 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Pennsylvania Hospital Company, LLC.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Rd., Ste. 400 in the City of Wilmington. The name of its Registered agent at such address is Corporation Service Company.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of Pennsylvania Hospital Company, LLC this 12 day of May     , 2003.

BY:	/s/ Robin Joi Keck
Authorized Person(s)

NAME:	Robin Joi Keck
Type or Print

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

PENNSYLVANIA HOSPITAL COMPANY, LLC

PENNSYLVANIA HOSPITAL COMPANY, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is PENNSYLVANIA HOSPITAL COMPANY, LLC

2. The certificate of formation of the company is hereby amended by striking out Article 2 thereof and by substituting in lieu of said Article the following new Article:

“2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc. 9 East Loockerman Street, Suite 1B, Dover, County of Kent, Delaware 19901.”

Executed on 11-4-03

/s/ Robin Keck
Robin Keck, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:42 PM 11/12/2003 FILED 10:09 AM 11/12/2003 SRV 030724272 – 3657509 FILE

State of Delaware Secretary of State Division of Corporations Delivered 01:52 PM 09/26/2007 FILED 12:13 PM 09/26/2007 SRV 071054278 – 3657509 FILE

Certificate of Amendment to Certificate of Formation

of

PENNSYLVANIA HOSPITAL COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

PENNSYLVANIA HOSPITAL COMPANY, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 14, 2007

/s/ Rachel A. Seifert,
Name:	Rachel A. Seifert
Title:	Authorized Person

DELL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)